Exhibit 99.1

TEMPUR-PEDIC INTERNATIONAL INC. ANNOUNCES FILING OF AMENDMENT TO S-4 REGISTRATION STATEMENT INCLUDING AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2003.

For Immediate Release

LEXINGTON, KENTUCKY, FEBRUARY 27, 2004 — Tempur-Pedic International Inc. (NYSE: TPX) announced today that it filed an amendment to its Registration Statement on Form S-4 (File No. 333-109054), which includes audited financial statements for the year ended December 31, 2003 and other updated information reflecting full year results for 2003. Tempur-Pedic International is a rapidly growing, vertically-integrated manufacturer, marketer and distributor of premium visco-elastic foam mattresses and pillows that it sells globally in 54 countries primarily under the Tempur® and Tempur-Pedic® brands.

The financial information for 2003 included in these audited financial statements is consistent with the information included in the Company’s earnings release dated February 12, 2004, except that the Company has reclassified its Loss on debt extinguishment, previously captioned as “Transaction related expenses”, for 2003 in the amount of $13.7 million to “Other income (expense) net”. The Company believes the reclassification results in a more appropriate classification within the income statement and improves the usefulness of its financial statements. This reclassification had no effect on the Company’s reported net income. Set forth below is a summary of the Company’s financial results for the three months and year ended December 31, 2003, giving effect to this reclassification.

Financial Results

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	Combined 2002	2003	Combined 2002	2003
	(unaudited)	(unaudited)	(unaudited)
Net sales	$92,014	$136,776	$297,958	$479,135
Cost of sales	52,217	65,060	148,039	223,865

Gross profit	39,797	71,716	149,919	255,270
Selling expenses	23,043	31,116	74,894	106,345
General and administrative expenses	9,611	13,072	34,466	46,278
Research and development expenses	229	305	1,149	1,495
Stock-based compensation expense	—	2,358	—	4,078

Operating income	6,914	24,865	39,410	97,074
Other income (expense), net:
Interest expense, net	(3,534)	(6,798)	(9,247)	(20,539)
Loss on debt extinguishment	—	—	—	(13,669)
Other expense, net	(1,045)	(187)	(393)	(1,664)

Total other expense	(4,579)	(6,985)	(9,640)	(35,872)

Income before income taxes	2,335	17,880	29,770	61,202
Income tax provision	582	6,295	13,076	23,627

Net income	$1,753	$11,585	$16,694	$37,575

Basic earnings per share	NM	$.53	NM	$3.32

Diluted earnings per share	NM	$.12	NM	$.39

Forward-Looking Statements

This release may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) and the registration statement on Form S-4 described below. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

SEC Review

Tempur-Pedic, Inc. and Tempur Production USA, Inc. (the “Issuers”) have filed a Registration Statement on Form S-4 (the “Registration Statement”) with the SEC in connection with the Issuers’ exchange offer with respect to their outstanding 10¼% Senior Subordinated Notes due 2010.

In the course of any review by the SEC of the Registration Statement, the Company may be required to make changes to the information and financial data included in this release, and the changes may be significant.

The Registration Statement relating to the exchange offer has been filed with the SEC but has not yet become effective. The securities registered thereunder may not be sold nor may offers to buy these securities be accepted prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the preliminary prospectus relating to the exchange offer, when available, may be obtained by writing to Chief Financial Officer, Tempur-Pedic International Inc., 1713 Jaggie Fox Way, Lexington, KY 40511.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes Swedish Mattresses and Neck Pillows™ made from the revolutionary Tempur® pressure-relieving material, a visco-elastic material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in 54 countries under the Tempur® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International are in Lexington, KY. For more information about the Company, visit www.tempurpedic.com or call 800-878-8889.

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